UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2006

Stereotaxis, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50884	94-3120386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4320 Forest Park Avenue, St. Louis, Missouri		63108
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 615-6940

4041 Forest Park Avenue, St. Louis, MO 63108
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 12, 2006, Stereotaxis, Inc. (NASDAQ: STXS) ("Stereotaxis" or the "Company") announced that three leading electrophysiology sites had become the first U.S. centers to successfully treat cardiac arrhythmias using the CELSIUS® RMT Diagnostic and Ablation Catheter. This catheter received FDA approval in December 2005 for use with the Stereotaxis Niobe® Magnetic Navigation System. This expands applications of the Stereotaxis Niobe System in the U.S. from diagnostic and device delivery procedures into the major therapeutic market for minimally invasive endocardial ablation treatment of cardiac arrhythmias. The worldwide market for these procedures is experiencing rapid growth and Stereotaxis estimates that the market currently comprises more than 400,000 procedures per year, of which approximately 70% are conducted in the U.S.

During the week of January 2, 2006, the Cleveland Clinic, Baptist Memorial Hospital-Memphis and St. Elizabeth’s Medical Center of Boston completed a total of 15 procedures with the Stereotaxis Niobe System, including successful completion of complex AVNRT ablation, AV node ablation, Atrial Tachycardia Ablation and treatment of Wolff-Parkinson-White Syndrome, as well as a number of Bi-Ventricular pacing lead placements for treatment of congestive heart failure.

• The Cleveland Clinic procedures, which included a complex atrial tachycardia, were successfully completed in the Cleveland Clinic’s department of Cardiovascular Medicine, section of Electrophysiology and Pacing, which is co-chaired by Dr. Andrea Natale, M.D., and Patrick Tchou, M.D. Dr. Tchou performed the ablation utilizing Stereotaxis’ Niobe Magnetic Navigation System to successfully complete the ablation.

• Eric Johnson, M.D., of Baptist Memorial Hospital, successfully completed two AV node ablations with the Stereotaxis system in combination with the CELSIUS RMT Diagnostic and Ablation Catheter.

• Charles I. Hafajee, M.D., of St. Elizabeth’s Medical Center, also performed successful ablation procedures with the CELSIUS RMT Diagnostic and Ablation Catheter.

Physicians in Europe have been able to utilize the CELSIUS RMT Ablation Catheter with the Niobe System since CE Mark authorization was received in March 2005 and have conducted successful ablation procedures for a variety of arrhythmias, including Wolff-Parkinson-White Syndrome, AVNRT and AVRT.

The Niobe system utilizes a computer-controlled magnetic field to remotely steer a magnetic catheter or other device through the vasculature to the target therapy site and to apply therapy with precision and efficiency, utilizing sophisticated integration of major imaging technologies. Additionally, clinical feedback indicates that use of the Niobe system reduces physician exposure to imaging radiation during procedures and that the system enhances patient safety because the consistent, "soft-touch" contact with the heart wall unique to magnetically enabled catheters may reduce the risk of vessel or other tissue perforation during procedures. The core components of the Stereotaxis system have received regulatory clearance in the U.S. and Europe. CELSIUS is a registered trademark of Biosense Webster, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

January 23, 2006	By:	James M. Stolze

Name: James M. Stolze
Title: Vice President and Chief Financial Officer